UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2025

CAPSTONE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33560	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5141 W. 122nd Street

Alsip, IL 60803

(Address of principal executive offices)

Registrant’s telephone number, including area code: (708) 371-0660

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0005 per share	CAPS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on July 29, 2025, Capstone Holding Corp. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Buyer”), pursuant to which the Company authorized the issuance of senior secured convertible notes to the Buyer, in the aggregate original principal amount of up to $10,909,885, which are being issued with a 8.34% original issue discount (each, a “Convertible Note”) (the “Convertible Note Financing”). The first Convertible Note was issued in the original principal amount of approximately $3,272,966.

On October 22, 2025 (the “Issuance Date”), the Company issued to the Buyer a second Convertible Note in the original principal amount of $3,545,712.42 (the “Second Note”). The Second Note is convertible into shares of common stock, $0.0005 par value per share (the “Common Stock”), in certain circumstances in accordance with the terms of the Convertible Notes at an initial conversion price per share of $1.10. The Company received gross proceeds of $3,250,000, prior to the deduction of transaction-related expenses, from the closing of the Second Note.

The Second Note bears interest at a rate of 7.0% per annum. Principal and interest under the Second Note will be repaid in a series of equal quarterly installments.

The Company intends to file with the Securities and Exchange Commission a registration statement to effect a registration of the Common Stock issued or issuable upon conversion of or pursuant to the Second Note (the “Registrable Securities”), covering the resale of the Registrable Securities. If the Company sells any shares of its common stock pursuant to a permitted at-the-market offering or the terms of that certain Common Stock Purchase Agreement dated May 14, 2025, by and between the Company and Tumim Stone Capital, LLC, as such agreement may be modified, amended or supplemented from time-to-time after the Issuance Date, the Buyer shall have the right to require the Company to use (x) up to one hundred percent (100%) of the gross proceeds raised from such sales during the period beginning on the Issuance Date and continuing until the date that a registration statement covering the Registrable Securities is effective; and (y) after April 22, 2026, up to fifty percent (50%) of the gross proceeds raised from such sales (in each case, less reasonable underwriting commissions, placement agent fees, legal fees, accounting fees and other customary fees and expenses, as determined by the Company in its reasonable discretion) to redeem the Conversion Amount (as defined in the Second Note) then remaining under the Second Note.

The Company may not issue or sell any shares of Common Stock to the Buyer, which, when aggregated with all other shares of common stock then beneficially owned by the Buyer and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the Purchaser beneficially owning more than 4.99% of the issued and outstanding shares of Common Stock, unless such limit is increased by the Buyer up to a maximum of 9.99%.

Joseph Gunnar & Co., LLC acted as the sole sales agent for the Convertible Note Financing and received a cash fee equal to seven percent (7%) of the gross proceeds upon the closing of the Second Note.

The Second Note was offered pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws.

The foregoing does not purport to be a complete description of the Second Note, and such description is qualified in its entirety by reference to the full text of such document, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K (this “Form 8-K”), and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Neither this Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits
4.1	Form of Senior Secured Convertible Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2025	Capstone Holding Corp.

	By:	/s/ Matthew E. Lipman
	Name:	Matthew E. Lipman
	Title:	Chief Executive Officer

3